Exhibit 10.117





                               CREDIT AGREEMENT


                                     among

                         READING & BATES CORPORATION,

                         READING & BATES DRILLING CO.,

                         VARIOUS LENDING INSTITUTIONS,

                               BANQUE INDOSUEZ,
                            as DOCUMENTATION AGENT

                       CREDIT LYONNAIS NEW YORK BRANCH,
                             as DOCUMENTATION AGENT

                                      and

                       CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH,

                           as ADMINISTRATIVE AGENT,
                                   ARRANGER
                             AND SECURITY TRUSTEE


                     ____________________________________


                         Dated as of November 13, 1996

                     ____________________________________


                               TABLE OF CONTENTS
                                                                          Page

SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . .    1
      1.01  Commitment  . . . . . . . . . . . . . . . . . . . . . . . . .    1
      1.02  Minimum Borrowing Amounts, etc. . . . . . . . . . . . . . . .    2
      1.03  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . .    2
      1.04  Disbursement of Funds . . . . . . . . . . . . . . . . . . . .    2
      1.05  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
      1.06  Conversions . . . . . . . . . . . . . . . . . . . . . . . . .    3
      1.07  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . . .    4
      1.08  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
      1.09  Interest Periods  . . . . . . . . . . . . . . . . . . . . . .    5
      1.10  Increased Costs, Illegality, etc. . . . . . . . . . . . . . .    6
      1.11  Compensation  . . . . . . . . . . . . . . . . . . . . . . . .    8
      1.12  Change of Lending Office; Limitation on Indemnities . . . . .    9
      1.13  Replacement of Banks  . . . . . . . . . . . . . . . . . . . .    9

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . .   10
      2.01  Letters of Credit . . . . . . . . . . . . . . . . . . . . . .   10
      2.02  Letter of Credit Requests; Request for Issuance of Letter of
              Credit  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      2.03  Agreement to Repay Letter of Credit Payments  . . . . . . . .   11
      2.04  Letter of Credit Participations . . . . . . . . . . . . . . .   12
      2.05  Increased Costs . . . . . . . . . . . . . . . . . . . . . . .   14
      2.06  Indemnities . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 3.  Fees; Commitments . . . . . . . . . . . . . . . . . . . . . .   15
      3.01  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
      3.02  Voluntary Reduction of Commitments  . . . . . . . . . . . . .   16
      3.03  Mandatory Adjustments of Commitments, etc.  . . . . . . . . .   17

SECTION 4.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      4.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . . .   18
      4.02  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . .   19
      4.03  Method and Place of Payment . . . . . . . . . . . . . . . . .   20
      4.04  Net Payments  . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . .   23
      5.01  Execution of Agreement  . . . . . . . . . . . . . . . . . . .   23
      5.02  No Default; Representations and Warranties  . . . . . . . . .   23
      5.03  Officer's Certificate . . . . . . . . . . . . . . . . . . . .   23
      5.04  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .   23
      5.05  Corporate Proceedings . . . . . . . . . . . . . . . . . . . .   24
      5.06  Existing Indebtedness Agreements  . . . . . . . . . . . . . .   24
      5.07  Adverse Change, etc.  . . . . . . . . . . . . . . . . . . . .   24
      5.08  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   24
      5.09  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .   25
      5.10  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
      5.11  Security Agreement  . . . . . . . . . . . . . . . . . . . . .   25
      5.12  Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . .   26
      5.13  Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . .   26
      5.14  Evidence of Lien, etc.  . . . . . . . . . . . . . . . . . . .   26
      5.15  Rig Reports; Drilling Contracts . . . . . . . . . . . . . . .   27
      5.16  Insurance Report  . . . . . . . . . . . . . . . . . . . . . .   27
      5.17  Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . .   28
      5.18  Refinancing; Existing Credit Agreement  . . . . . . . . . . .   28
      5.19  Compliance Certificate  . . . . . . . . . . . . . . . . . . .   29

SECTION 6.  Representations, Warranties and Agreements  . . . . . . . . .   29
      6.01  Corporate Status  . . . . . . . . . . . . . . . . . . . . . .   29
      6.02  Corporate Power and Authority . . . . . . . . . . . . . . . .   30
      6.03  No Violation  . . . . . . . . . . . . . . . . . . . . . . . .   30
      6.04  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .   30
      6.05  Use of Proceeds; Margin Regulations . . . . . . . . . . . . .   30
      6.06  Governmental Approvals  . . . . . . . . . . . . . . . . . . .   31
      6.07  Investment Company Act  . . . . . . . . . . . . . . . . . . .   31
      6.08  Public Utility Holding Company Act  . . . . . . . . . . . . .   31
      6.09  True and Complete Disclosure  . . . . . . . . . . . . . . . .   31
      6.10  Financial Condition; Financial Statements; Projections  . . .   32
      6.11  Security Interests  . . . . . . . . . . . . . . . . . . . . .   33
      6.12  Tax Returns and Payments  . . . . . . . . . . . . . . . . . .   33
      6.13  Compliance with ERISA . . . . . . . . . . . . . . . . . . . .   33
      6.14  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .   34
      6.15  Patents, etc. . . . . . . . . . . . . . . . . . . . . . . . .   34
      6.16  Pollution and Other Regulations . . . . . . . . . . . . . . .   34
      6.17  Properties  . . . . . . . . . . . . . . . . . . . . . . . . .   35
      6.18  Labor Relations . . . . . . . . . . . . . . . . . . . . . . .   36
      6.19  Existing Indebtedness . . . . . . . . . . . . . . . . . . . .   36
      6.20  Citizenship . . . . . . . . . . . . . . . . . . . . . . . . .   36
      6.21  Rig Classification  . . . . . . . . . . . . . . . . . . . . .   36

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . .   36
      7.01  Information Covenants . . . . . . . . . . . . . . . . . . . .   37
      7.02  Books, Records and Inspections  . . . . . . . . . . . . . . .   39
      7.03  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .   39
      7.04  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . .   39
      7.05  Consolidated Corporate Franchises . . . . . . . . . . . . . .   40
      7.06  Compliance with Statutes, etc.  . . . . . . . . . . . . . . .   40
      7.07  Good Repair . . . . . . . . . . . . . . . . . . . . . . . . .   40
      7.08  End of Fiscal Years; Fiscal Quarters  . . . . . . . . . . . .   40
      7.09  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .   40
      7.10  Earnings Concentration Account  . . . . . . . . . . . . . . .   40
      7.11  Additional Rig Valuations . . . . . . . . . . . . . . . . . .   41
      7.12  Further Assurances  . . . . . . . . . . . . . . . . . . . . .   41
      7.13  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . .   43
      8.01  Changes in Business . . . . . . . . . . . . . . . . . . . . .   43
      8.02  Consolidation, Merger or Sale of Assets, etc. . . . . . . . .   44
      8.03  Liens on Collateral; Arcade Drilling  . . . . . . . . . . . .   45
      8.04  Indebtedness of Arcade  . . . . . . . . . . . . . . . . . . .   46
      8.05  Dividends; Restrictions on Subsidiaries, etc. . . . . . . . .   46
      8.06  Transactions with Affiliates  . . . . . . . . . . . . . . . .   48
      8.07  Vessel Management; Registry . . . . . . . . . . . . . . . . .   48
      8.08  Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . .   49
      8.09  Working Capital . . . . . . . . . . . . . . . . . . . . . . .   49
      8.10  Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . .   49
      8.11  Collateral Maintenance  . . . . . . . . . . . . . . . . . . .   49

SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . .   49
      9.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      9.02  Representations, etc. . . . . . . . . . . . . . . . . . . . .   49
      9.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      9.04  Default Under Other Agreements  . . . . . . . . . . . . . . .   50
      9.05  Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . . .   50
      9.06  Security Documents  . . . . . . . . . . . . . . . . . . . . .   51
      9.07  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      9.08  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      9.09  Citizenship . . . . . . . . . . . . . . . . . . . . . . . . .   51
      9.10  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . .   51
      9.11  Change of Control . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 10.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 11.  The Administrative Agent and the Security Trustee  . . . . .   71
      11.01  Appointment of the Administrative Agent and the Security
              Trustee . . . . . . . . . . . . . . . . . . . . . . . . . .   71
      11.02  Nature of Duties . . . . . . . . . . . . . . . . . . . . . .   71
      11.03  Lack of Reliance on the Administrative Agent . . . . . . . .   72
      11.04  Certain Rights of the Administrative Agent . . . . . . . . .   72
      11.05  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . .   72
      11.06  Indemnification  . . . . . . . . . . . . . . . . . . . . . .   73
      11.07  The Administrative Agent in Its Individual Capacity  . . . .   73
      11.08  Holders  . . . . . . . . . . . . . . . . . . . . . . . . . .   73
      11.09  Resignation by the Administrative Agent  . . . . . . . . . .   73

SECTION 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .   74
      12.01  Payment of Expenses, etc.  . . . . . . . . . . . . . . . . .   74
      12.02  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . .   75
      12.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   76
      12.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . .   76
      12.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . .   78
      12.06  Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . .   78
      12.07  Calculations; Computations . . . . . . . . . . . . . . . . .   79
      12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
              JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . .   79
      12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   80
      12.10  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . .   80
      12.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . .   81
      12.12  Amendment or Waiver  . . . . . . . . . . . . . . . . . . . .   81
      12.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . .   82
      12.14  Domicile of Loans  . . . . . . . . . . . . . . . . . . . . .   82
      12.15  Confidentiality  . . . . . . . . . . . . . . . . . . . . . .   82
      12.16  Registry . . . . . . . . . . . . . . . . . . . . . . . . . .   82

SECTION 13.  Holdings Guaranty  . . . . . . . . . . . . . . . . . . . . .   83
      13.01  The Guaranty . . . . . . . . . . . . . . . . . . . . . . . .   83
      13.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . .   83
      13.03  Nature of Liability  . . . . . . . . . . . . . . . . . . . .   83
      13.04  Independent Obligation . . . . . . . . . . . . . . . . . . .   84
      13.05  Waiver of Notice, etc. . . . . . . . . . . . . . . . . . . .   84
      13.06  Authorization  . . . . . . . . . . . . . . . . . . . . . . .   84
      13.07  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . .   85
      13.08  Subordination  . . . . . . . . . . . . . . . . . . . . . . .   85
      13.09  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

ANNEX I       --  Commitments
ANNEX II      --  Bank Addresses
ANNEX III     --  Existing Letters of Credit
ANNEX IV      --  Commitment Reduction Schedule
ANNEX V       --  Subsidiaries
ANNEX VI      --  Rigs and Vessels
ANNEX VII     --  Existing Indebtedness
ANNEX VIII    --  Existing Liens
ANNEX IX      --  Approved Shipbrokers

EXHIBIT A     --  Form of Notice of Borrowing
EXHIBIT B     --  Form of Note
EXHIBIT C     --  Form of Letter of Credit Request
EXHIBIT D     --  Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1   --  Form of Opinion of Wayne Hillin, Esq.
EXHIBIT E-2   --  Form of Opinion of White & Case
EXHIBIT F     --  Form of Officers' Certificate
EXHIBIT G     --  Form of Security Agreement
EXHIBIT H     --  Form of Subsidiary Guaranty
EXHIBIT I-1   --  Form of US Mortgage
EXHIBIT I-2   --  Form of Panamanian Mortgage
EXHIBIT I-3   --  Form of Australian Mortgage
EXHIBIT J     --  Form of Pledge Agreement
EXHIBIT K     --  Form of Compliance Certificate
EXHIBIT L     --  Form of Assignment and Assumption Agreement

========================================================================

            CREDIT AGREEMENT, dated as of November 13, 1996, among READING & BATES CORPORATION ("Holdings"), a Delaware corporation, READING & BATES DRILLING CO. (the "Borrower"), an Oklahoma corporation, the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), BANQUE INDOSUEZ and CREDIT LYONNAIS NEW YORK BRANCH as documentation agents (the "Documentation Agents") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, as administrative agent, arranger and security trustee (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.

            1.01 Commitment. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") under the Facility to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type,
(iii) may be  repaid and reborrowed in accordance with  the provisions hereof,
(iv) shall not exceed in the aggregate for all Banks at any time outstanding, the Total Commitment and (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Loans of such Bank and with such Bank's Adjusted Percentage of the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Commitment of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Commitment of such Bank at such time.

            1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount for the Loans constituting such Borrowing. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. Whenever the Borrower desires to incur Loans under the Facility, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and
(iv) disbursement instructions. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            1.04  Disbursement of  Funds.  (a)  No later  than 1:00  P.M. (New
York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made avail-able to the Administrative Agent in U.S. Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office (or in accordance with any other disbursement instructions given by the Borrower) the aggregate of the amounts so made available in U.S. Dollars and immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Bor-rower, the Administrative Agent shall be entitled to recover such correspond-ing amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly (and in any event within two Business Days from the date the Administrative Agent made such funds available to the Borrower) notify the Borrower, and the Borrower shall (within two Business
Days of receiving such demand) pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the
Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05  Notes.  (a)  The Borrower's obligation to pay  the principal of, and interest on, the Loans made to it by each Bank shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

            (b) The Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Commitment of such Bank on such date and be payable in the principal amount of the Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as pro-vided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of and subject to this Agreement and the other Credit Documents.

            (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06  Conversions.  The Borrower shall have the  option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to the Facility into a Borrowing or Borrowings pursuant to the Facility of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) no Base Rate Loans may be converted into Eurodollar Loans at any time when a Default or Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have determined that such a conversion would be disadvantageous to the Banks and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Banks pro rata on the basis of their Commitments. It is under-stood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

            (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the first day of each January, April, July and October, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

            1.09  Interest  Periods.  (a)  At the  time  the Borrower  gives a
Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, three or six month period. Notwithstanding anything to the contrary contained above:

           (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv)  no Interest Period shall extend beyond the Maturity Date;

           (v) no Interest Period with respect to any Borrowing of Loans under the Facility may be elected that would extend beyond any date upon which a Scheduled Commitment Reduction is required to be made in respect of the Facility if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Loans maintained as Eurodollar Loans under the Facility with Interest Periods ending after such date would exceed the aggregate principal amount of Loans of the Facility permitted to be outstanding after such Scheduled Commitment Reduction;

          (vi) no Interest Period may be elected at any time when a Default or Event of Default is then in existence if the Administrative Agent or the Required Banks have determined that such an election at such time would be disadvantageous to the Banks; and

         (vii) no more than six Interest Periods of one month may be selected by the Borrower in any calendar year.

            (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected a one month Interest Period for such Borrowing, provided that if the Borrower may not elect an Interest Period, the Borrower will be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

           1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

           (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate or basis of taxes or similar charges) because of (x) any change since the date of this Agreement in any appli-cable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar
      Rate) and/or (y) other circumstances occurring after the date of this Agreement and affecting the interbank Eurodollar market; or

         (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists, give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the date of this Agreement, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or direc-tive regarding capital adequacy (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obli-gations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall, subject to Section 1.12(b) (to the extent applicable), pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Sec-tion 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans (including as a result of Section 1.10 or the last paragraph of Section 9) occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

            1.12  Change of Lending  Office;  Limitation on  Indemnities.  (a)
Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loan, Letters of Credit or Commitments affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the opera-tion of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank pro-vided in Section 1.10, 2.05 or 4.04.

            (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.05 or 4.04 is given by any Bank more than 90 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

            1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or
4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or such Bank becoming incapable of making Eurodollar Loans, (y) if a Bank becomes a Defaulting Bank and/or (z) as provided in Section 12.12(b), in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent, none of which Transferees shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all out-standing Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, and (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of a Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank as described herein.

            SECTION 2.  Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Business Day immediately preceding the
Maturity Date issue, for the account of the Borrower and in support of L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in U.S. Dollars or any other currency acceptable to the Letter of Credit Issuer (subject to the provisions of Section 2.01(b)) and in such form as may be approved by the Letter of Credit Issuer (each such standby letter of credit, a "Letter of Credit" and collectively, the "Letters of Credit"). Annex III contains a description of all letters of credit issued under the Existing Credit Agreement prior to the Effective Date and which will remain outstanding on the Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04 and 3.01 on the Effective Date.

            (b)  Whenever the  Letter  of Credit  Issuer  issues a  Letter  of
Credit in a currency other than U.S. Dollars, the Letter of Credit Outstandings relating to such Letter of Credit at such time shall be calculated on the basis of the U.S. Dollar Equivalent of the Stated Amount of such Letter of Credit. Any U.S. Dollar Equivalent established according to the preceding sentence shall remain in effect until such date as the calculation of the U.S. Dollar Equivalent determined as above, if made on such date, would yield a U.S. Dollar Equivalent which varies by greater than 10.0% from the U.S. Dollar Equivalent then in effect, at which time the Letter of Credit Outstandings shall be adjusted to reflect the current U.S. Dollar Equivalent of the Stated Amount of such Letter of Credit. Subsequent adjustments shall then be made on any date on which the current calculation of the U.S. Dollar Equivalent would yield a result which varies by greater than 10.0% from the U.S. Dollar Equivalent then in effect.

            (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $30,000,000 or (y) when added to the aggregate principal amount of all Loans made by Non-Defaulting Banks then outstanding, the Adjusted Total Commitment at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the Business Day immediately preceding the Maturity Date.

            2.02 Letter of Credit Requests; Request for Issuance of Letter of Credit. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit C prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer customarily requires in connection therewith. The Letter of Credit Issuer shall promptly notify each Bank of each Letter of Credit Request.

            (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Bank and the Borrower written notice of the issuance of such Letter of Credit.

            2.03 Agreement to Repay Letter of Credit Payments. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which the Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect on the date of such notice of payment or disbursements (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

            (b)  The  Borrower's  obligation  under   this  Section  2.03   to
reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Adjusted Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Adjusted Percentages of the Banks pursuant to
Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assigning and assignee Bank or of all Banks, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of
Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability to the Participants.

            (c)  In  the event that the Letter of Credit Issuer makes any pay-
ment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Letter of Credit Issuer, the amount of such Participant's Adjusted Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Letter of Credit Issuer its Adjusted Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 12:00 Noon (New York time) on any Business Day, such Participant shall make available to the Letter of Credit Issuer such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such Unpaid Drawing available to the Letter of Credit Issuer, such Participant agrees to pay to the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Letter of Credit Issuer its Adjusted Percentage of any Unpaid Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Letter of Credit Issuer such other Participant's Adjusted Percentage of any such payment.

            (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv)  the  surrender   or  impairment   of  any  security   for  the
      performance or observance of any of the terms of any of the Credit Documents; or

           (v)  the occurrence of any Default or Event of Default.

            2.05 Increased Costs. If at any time after the date of the Agreement, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposi-tion of or a change in the rate or basis of taxes or similar charges), then, upon demand to the Borrower by the Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), the Borrower shall, subject to Section 1.11(b) (to the extent applicable), pay to the Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate the Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon the subsequent receipt thereof.

            2.06 Indemnities. The Borrower hereby agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct. To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective "percentages" of the Total Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for any portion of such liabili-ties, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

            SECTION 3.  Fees; Commitments.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission ("Commitment Commission") pro rata for the account of each Non-Defaulting Bank for the period from and including the Effective Date to, but not including, the date the Total Commitment has been terminated, which Commitment Commission shall be equal to the amount set forth below as determined by Holdings' Leverage Ratio, as calculated for the last day of the fiscal quarter last ended, computed at such rate for each day, on the daily amount of such Bank's Unutilized Commitment; provided that, in the event a change in the Commitment Commission is made, such change shall not become effective until the date on which the Administrative Agent receives written notice from the Borrower indicating that such change is warranted:

      0.25% per annum   If the Leverage Ratio is equal to or less than 0.25 to
                        1.00

      0.35% per annum   If the Leverage Ratio is greater than 0.25 to 1.00.

Such Commitment Commission shall be due and payable in arrears on the first day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Bank pro rata on the basis of their respective Adjusted Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect or the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the first day of each January, April, July and October of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed at the rate of 1/8 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the first day of each January, April, July and October of each year and on the date after the Total Commitment is terminated and no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon request the amount of any charges or expenses incurred by the Letter of Credit Issuer in connection with any confirmation of Letters of Credit by local banks requested by the Borrower or any beneficiary of any Letter of Credit.

            (e) The Borrower shall pay to the Administrative Agent (x) on the Initial Borrowing Date for its own account and/or for distribution to the Banks such Fees as heretofore agreed in writing by the Borrower and the Administrative Agent and (y) for its own account such other fees as agreed to in writing between the Borrower and the Administrative Agent, when and as due.

            (f)  All  computations of  Fees shall  be made in  accordance with
Section 12.07(b).

            3.02 Voluntary Reduction of Commitments. Upon at least thirty Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment, provided that (w) any such termination shall apply to proportionately and permanently reduce the Commitment of each Bank,
(x) no such reduction shall reduce any Non-Defaulting Bank's Commitment to an amount that is less than the sum of (A) the outstanding Loans of such Bank plus (B) such Bank's Adjusted Percentage of Letter of Credit Outstandings, (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $5,000,000 and (z) any such reduction shall reduce the remaining Scheduled Commitment Reductions pro rata based on the then remaining amounts of Scheduled Commitment Reductions.

            3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate on the earlier of (i) the Maturity Date, (ii) November 30, 1996, unless the Effective Date has occurred on or before such date and (iii) unless the Required Banks otherwise consent, the date on which any Change of Control occurs.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date set forth below, the Total Commitment shall be permanently reduced by the amount set forth opposite such date (each such reduction, as same may be further reduced in accordance with Sections 3.02 and 3.03(d), a "Scheduled Commitment Reduction"):

                     Date                          Amount

             May 13, 1999                      $25,000,000
             November 13, 1999                 $25,000,000
             May 13, 2000                      $25,000,000
             November 13, 2000                 $25,000,000
             May 13, 2001                      $25,000,000
             Maturity Date                    Remaining amount
                                                  of Total
                                                 Commitment

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Cash Proceeds from any Collateral Disposition, the Total Commitment then in effect shall be permanently reduced by an amount equal to the Total Commitment as in effect on the Initial Borrowing Date multiplied by the percentage set forth on Annex IV hereto adjacent to the name of the Mortgaged Rig (other than the Jack Bates, the Paul B. Loyd, Jr. and the Henry Goodrich) which is the subject of such Collateral Disposition under the heading "Percentage Reduction."

            (d) Notwithstanding anything to the contrary contained herein, and in addition to any other mandatory commitment reductions pursuant to this
Section 3.03, in the case of any Collateral Disposition involving the Jack Bates, the Total Commitment then in effect shall be reduced by the lesser of the Total Commitment then in effect or $100,000,000.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, in the case of any sale, disposition or loss by Arcade Drilling AS ("Arcade") with respect to the Henry Goodrich or the Paul
B. Loyd, Jr. (collectively, the "Arcade Rigs") the Total Commitment then in effect shall be reduced by the lesser of the Total Commitment then in effect or $100,000,000 per rig.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on June 30, 1997 the Total Commitment as then in effect shall be reduced by $15,000,000 unless the documentation with respect to the C.E. Thornton required pursuant to Section 7.12(a) has been provided.

            (g)  Each  reduction  of the  Total  Commitment  pursuant to  this
Section 3.03 shall apply proportionately to the Commitment of each Bank. Any reduction to the Total Commitment pursuant to this Section 3.03 shall reduce the remaining Schedule Commitment Reductions pro rata based on the then remaining amounts of Scheduled Commitment Reductions.

            SECTION 4.  Payments.

            4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least five Business Days prior to the date of such prepayment of Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 and, if greater, in an integral multiple of $100,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) Eurodollar Loans may only be prepaid pursuant to this Section 4.01 on the last day of the Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Banks which made such Loans, provided that at the Borrower's election in connection with any prepayment of Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Loans of a Defaulting Bank.

            4.02  Mandatory Prepayments.

            (A)  Requirements:

            (a) (i) If on any date the sum of the aggregate outstanding principal amount of Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Borrower shall repay on such date the principal of Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the
Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

            (ii) If on any date the aggregate outstanding principal amount of the Loans made by a Defaulting Bank exceeds the Commitment of such Defaulting Bank, the Borrower shall repay the principal of Loans of such Defaulting Bank in an amount equal to such excess.

            (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Maturity Date.

            (c) On the date on which any Change of Control occurs, unless otherwise agreed by the Required Banks, the outstanding principal amount of the Loans, if any, shall become due and payable in full.

            (B)  Application:

            With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings pursuant to which made, provided that (i) Eurodollar Loans may only be repaid if no Base Rate Loans of Non-Defaulting Banks remain outstanding; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among the Non-Defaulting Banks which made such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section
1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of
Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable by the Borrower in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the date of this Agreement, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Sec-tion 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relat-ing to the deducting or withholding of income or similar Taxes, provided such Bank shall provide to the Borrower and the Administrative Agent any reasonably available applicable IRS tax form (reasonably similar in its simplicity and lack of detail to IRS Form 1001) necessary or appropriate for the exemption or reduction in the rate of such U.S. federal withholding tax.

            (c)  The provisions  of  this Section  4.04  shall be  subject  to
Section 1.12(b) (to the extent applicable).

            SECTION 5. Conditions Precedent. The obligation of the Banks to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

            5.01 Execution of Agreement. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in
Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Note executed by the Borrower, and in the amount, maturity and as otherwise provided herein.

            5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

            5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that there has been no Material Adverse Change in the financial condition of the Borrower or of Holdings and its Subsidiaries taken as a whole since the date of the last audited financial statements provided by Holdings or the Borrower to the Administrative Agent and that all of the applicable conditions set forth in Sections 5.02, 5.08(a) and 5.18 exist as of such date.

            5.04  Opinions of  Counsel.  On  the Initial  Borrowing Date,  the
Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Wayne Hillin, Esq., General Counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1, (ii) White & Case, special counsel to the Administrative Agent, which opinion shall cover the matters contained in Exhibit E-2 and (iii) from local counsel satisfactory to the Administrative Agent as the Administrative Agent may request, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance satisfactory to the Administrative Agent.

            5.05  Corporate Proceedings.  (a)   On the Initial Borrowing Date,
the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President or other appropriate representative of such Credit Party in the form of Exhibit F with appropriate insertions and deletions, together with copies of the certificate of formation, the by-laws, or other organizational documents of such Credit Party and the resolutions, or such other administrative approval, of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of formation, certificate of incorporation and by-laws) shall be reasonably satisfactory to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate and legal pro-ceedings and all instruments and agreements in connection with the trans-actions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5.06 Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower or Holdings, as the case may be, of all agreements evidencing or relating to Existing Indebtedness (the "Existing Indebtedness Agreements"), all of which shall be in form and substance satisfactory to the Administrative Agent.

            5.07 Adverse Change, etc. From December 31, 1995 to the Initial Borrowing Date, nothing shall have occurred (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of Holdings, the Borrower or any Subsidiary Guarantor to perform their respective obligations to them, or (b) has, or is reasonably likely to have, a Material Adverse Effect.

            5.08 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby or (b) which the Administrative Agent or the Required Banks shall determine is reasonably likely to (i) have a Material Adverse Effect or
(ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of Holdings, the Borrower or any Subsidiary Guarantor to perform their respective obligations to the Banks hereunder or under any other Credit Document.

            5.09  Approvals.  On  the  Initial  Borrowing Date,  all  material necessary governmental and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

            5.10   Fees.   On the Initial  Borrowing Date, the  Borrower shall
have paid to the Administrative Agent and the Banks all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            5.11  Security  Agreement.   On  the Initial  Borrowing Date  each
Mortgagor shall have duly authorized, executed and delivered a Security Agreement and Assignment of Earnings and Insurances in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral (except Security Agreement Collateral relating to the C.E. Thornton, which Security Agreement Collateral shall be assigned to the Collateral Agent in accordance with Section 7.12(a)), together with:

           (i) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name Reading & Bates Offshore, Limited as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Collateral Agent and (y) to the extent evidencing Permitted Liens); and

         (iii) evidence that all other recordings and filings of, or with respect to, the Security Agreement, and all other actions, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement have been completed (it being understood and agreed that UCC financing statements and termination statements shall be filed in the appropriate governmental office within three Business Days after the Initial Borrowing Date);

and the Security Agreement and such other documents shall be in full force and effect.

            5.12 Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary of the Borrower which owns a Mortgaged Rig (each a "Subsidiary Guarantor") shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            5.13 Mortgages. (a) On the Initial Borrowing Date, each Mortgagor shall have duly authorized, executed and delivered the following document or documents to which it is a party (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Mortgages"):

           (i)  with  respect to  the US  Rigs, substantially  in the  form of
      Exhibit I-1 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "US Mortgage");

          (ii) with respect to the Panamanian Rigs, substantially in the form of Exhibit I-2 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Panamanian Mortgage");

         (iii) with respect to the Australian Rig, substantially in the form of Exhibit I-3 (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Australian Mortgage"); and

            (b) On the Initial Borrowing Date, all actions necessary, desirable or otherwise reasonably requested by the Collateral Agent to provide the Collateral Agent with a perfected first priority security interest in all Collateral purported to be covered by the Mortgages shall have been taken.

            5.14 Evidence of Lien, etc. On the Initial Borrowing Date, the Administrative Agent shall have received (i) United States Coast Guard certificates of ownership showing (or confirmation updating previously reviewed certificates and indicating) that the US Rig Jack Bates is registered in the ownership of the Borrower, the US Rig W.D. Kent is registered in the ownership of Reading & Bates Exploration Co., the US Rig D.R. Stewart is registered in the ownership of Reading & Bates Exploration Co., the US Rig F.G. McClintock is registered in the ownership of Reading & Bates Offshore, Limited, the US Rig Randolph Yost is registered in the ownership of the Borrower, the US Rig J.T. Angel is registered in the ownership of the Borrower, the US Rig Roger W. Mowell is registered in the ownership of the Borrower, the US Rig Harvey H. Ward is registered in the ownership of HRB Rig Corporation, and the US Rig George H. Galloway is registered in the ownership of Reading & Bates Offshore, Limited, each subject to the Lien of the respective US Mortgage and free of all other Liens of record, (ii) a certificate of the Director General of the Public Registry of Panama showing (or confirmation updating previously reviewed certificates and indicating) that the Panamanian Rig Charley Graves is registered in the ownership of Reading and Bates Borneo Drilling Co., Ltd., the Panamanian Rig J.W. McLean is registered in the ownership of the Borrower, and the Panamanian Rig 41 is registered in the ownership of the Borrower, each subject to the Lien of the respective Panamanian Mortgage and free of all other Liens of record and (iii) a certificate of the Shipping Registration Office of Australia showing (or confirmation updating previously reviewed certificates indicating) that the Australian Rig Ron Tappmeyer is registered in the ownership of Reading & Bates
(A) Pty. Ltd., and subject to the Lien of the Australian Mortgage and free of all other Liens of record.

            5.15  Rig Reports; Drilling  Contracts.   (a) On or  prior to  the
Initial Borrowing Date, the Administrative Agent shall have received:

           (i) evidence satisfactory to the Collateral Agent that each Mortgaged Rig is classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society reasonably acceptable to the Collateral Agent, free of any material outstanding requirements or recommendations; and

          (ii) reports from Approved Shipbrokers setting forth the Market Value of each Mortgaged Rig, which combined value of all Mortgaged Rigs shall not be less than $480 million.

            (b) On the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of all current and pending drilling contracts relating to the Mortgaged Rigs and the Arcade Rigs.

            5.16 Insurance Report. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received a detailed report from Soriero & Company, Inc., or another firm of independent marine insurance brokers acceptable to the Administrative Agent and the Required Banks with respect to the insurance maintained by the Mortgagors in connection with the Mortgaged Rigs and by Arcade with respect to the Arcade Rigs, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are normally insured against by similarly situated insureds and as are necessary or advisable for the protection of the Security Trustee or the Administrative Agent, as the case may be, as mortgagee and (ii) conform with the requirements of the Mortgages.

            5.17 Pledge Agreement. On the Initial Borrowing Date, Holdings shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Stock referred to therein then owned by Holdings, together with executed and undated stock powers relating to such Pledged Stock.

            5.18 Refinancing; Existing Credit Agreement. (a) On or prior to the Initial Borrowing Date or concurrently with the Credit Events then occurring, the total commitments under the Existing Credit Agreements shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or assumed hereunder and all other amounts owing thereunder shall have been repaid in full and the Existing Credit Agreements shall have been terminated and be of no further force or effect except for continuing indemnification obligations and reimbursement obligations under letters of credit assumed hereunder. The Borrower shall be entitled to utilize this Facility to terminate the commitments, repay the loans and terminate any letters of credit (not otherwise assumed hereunder) under the Existing Credit Agreements. The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.18(a) have been satisfied on such date.

            (b) On or prior to the Initial Borrowing Date or concurrently with the Credit Events then occurring, the creditors under the Existing Credit Agreements shall have terminated and released all security interests and Liens on the assets owned by, Holdings, the Borrower or any of its Subsidiaries granted in connection with the Existing Credit Agreements. The Administrative Agent shall have received such releases of security interests in and Liens on the assets owned by Holdings, the Borrower and its Subsidiaries as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings, the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of Holdings, the Borrower or any of its Subsidiaries on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of Holdings, the Borrower or any of its Subsidiaries, in each case to secure the obligations under the Existing Credit Agreements, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.19 Compliance Certificate. On the Initial Borrowing Date, and subject to Section 5.18 above, the Borrower shall have delivered to the Administrative Agent a compliance certificate in the form of Exhibit L to the Existing Credit Agreement indicating that the Borrower is current with respect to its obligations under the Existing Credit Agreement and is otherwise in compliance with all the terms and conditions thereof.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holding and the Borrower to the Administrative Agent and each of the Banks that all of the conditions specified above which are applicable in accordance with their express terms at the time of such acceptance exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date):

            6.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the juris-diction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, except in such case where the failure to be so duly organized and validly existing in good standing and to have such corporate power and authority (x) is not reasonably likely to have a Material Adverse Effect and (y) is not reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of Holdings, the Borrower or any Subsidiary Guarantor to perform its obligations to them hereunder and under the other Credit Documents to which it is a party, and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality of the United States or any State thereof, the Republic of Panama or Australia, (ii) will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings, the Borrower or any of their respective Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, agreement or other instrument to which Holdings, the Borrower or any of their respective Subsidiaries is a party or by which it or any of its property or assets are bound or to which it is subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings, the Borrower or any of their respective Subsidiaries.

            6.04 Litigation. There are no actions, suits or proceedings pending or, to the best of Holding's or the Borrower's knowledge threatened with respect to Holdings, the Borrower or any of their respective Subsidiaries
(i) that are likely to have a Material Adverse Effect or (ii) that are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

            6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized to provide for the general corporate purposes of Holdings, the Borrower and their respective Subsidiaries.

            (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve
System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.06 Governmental Approvals. Except for the orders, consents, approvals, licenses, authorizations, validations, recordings, registrations and exemptions that have already been duly made or obtained and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing (other than the filing of Form UCC-1 Financing Statements or the appropriate equivalents, which such filing, if this repre-sentation is being made more than ten days after the Initial Borrowing Date, has been made), recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

            6.07 Investment Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.08 Public Utility Holding Company Act. None of Holdings, the Borrower or any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the mean-ing of the Public Utility Holding Company Act of 1935, as amended.

            6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower or any of their respective Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to any Bank will be, true and accurate in all mate-rial respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results. There is no fact known to Holdings or the Borrower which is reasonably likely to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

            6.10 Financial Condition; Financial Statements; Projections. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by Holdings and its Subsidiaries in connection therewith,
(x) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries taken as a whole will exceed its debts, (y) Holdings and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) Holdings and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct its business.

            (b) (i) The consolidated balance sheet of Holdings and its Subsidiaries at December 31, 1995 and the related consolidated statements of operations and cash flows of Holdings and its Subsidiaries for the fiscal year, as the case may be, ended as of said date, which have been examined by Arthur Andersen LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, and (ii) the consolidated balance sheet of Holdings and its Subsidiaries as of June 30, 1996, copies of which have heretofore been furnished to each Bank, present fairly the financial position of such entities at the dates of said statements and the results for the period covered thereby in accordance with GAAP (or, in the case of the balance sheet, presents a good faith estimate of the consolidated financial condition of Holdings and its Subsidiaries at the date thereof), except to the extent provided in the notes to said financial statements and, in the case of the June 30, 1996 statements, subject to normal and recurring year-end audit adjustment. All such financial statements (other than the aforesaid balance sheet) have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements. Nothing has occurred since December 31, 1995 that has had or is reasonably likely to have a Material Adverse Effect.

            (c) Except as reflected in the financial statements and the notes thereto described in Section 6.10(b), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings, the Borrower or any of their respective Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Holdings and its Subsidiaries taken as a whole, except as incurred subsequent to December 31, 1995 in the ordinary course of business consistent with past practices.

            (d) On and as of the Initial Borrowing Date, the financial projections, together with adjustments thereto, previously delivered to the Administrative Agent and the Banks (the "Projections") have been prepared on a basis consistent with the financial statements referred to in Section 6.10(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to Holdings or the Borrower to be misleading in any material respect or which fail to take into account material information not otherwise disclosed in writing to the Administrative Agent and the Banks regarding the matters reported therein. On the Initial Borrowing Date, Holdings and the Borrower believed that the Projections were reasonable and attainable.

            6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents), the Ship Mortgage Act (as defined in the U.S. Mortgages), or comparable provisions under the laws of the Republic of Panama and Australia, and subject to no other Liens (except that the Collateral may be subject to Permitted Liens), in favor of the Collateral Agent or the Security Trustee, as the case may be, for the benefit of the Banks. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof.

            6.12 Tax Returns and Payments. Each of Holdings, the Borrower and each of their respective Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Holdings, the Borrower and each of their respective Subsidiaries has paid, or has provided adequate reserves with respect thereto, in accordance with GAAP, for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

            6.13 Compliance with ERISA. (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan and a Foreign Pension Plan have been timely made; neither Holdings nor the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; or except as would reasonably be expected to have a Material Adverse Effect, no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and Holdings, the Borrower and their respective Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which are not properly recognized or disclosed in such entity's consolidated financial statements and notes related thereto.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. None of Holdings, the Borrower or any of their respective Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

            6.14 Subsidiaries. Annex V lists each Subsidiary of Holdings (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Effective Date.

            6.15 Patents, etc. Holdings and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted.

            6.16 Pollution and Other Regulations. (a) Each of Holdings and its Subsidiaries is in substantial compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits, registrations or approvals required for the business of Holdings and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and Holdings and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply there-with is not likely to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any writ, order, judgment, injunction, or decree to which Holdings or such Subsidiary is a party or which would affect the ability of
Holdings or such Subsidiary to operate any Real Property, offshore drilling rig or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncom-pliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of Holdings and the Borrower, threatened, against Holdings or any of its Subsidiaries wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property, offshore drilling rig or other facility owned or operated by Holdings or any of its Subsidiaries that is reasonably likely (i) to form the basis of an Environmental Claim against Holdings, any of its Subsidiaries or any Real Property, offshore drilling rig or other facility owned by Holdings or any of its Subsidiaries, or (ii) to cause such Real Property, offshore drilling rig or other facility to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

            (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property, offshore drilling rig or other facility at any time owned or operated by Holdings or any of its Subsidiaries, or (ii) released on or from any such Real Property, offshore drilling rig or other facility, in each case where, to the best of Holdings' or the Borrower's knowledge, such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

            6.17 Properties. (a) Holdings and each of its Subsidiaries has title to all material properties owned by them including all property reflected in the consolidated balance sheet of Holdings and its Subsidiaries as referred to in Section 6.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or
(ii) Permitted Liens.

            (b) Annex VI sets forth all the offshore drilling rigs and other vessels owned or chartered by Holdings and each of its Subsidiaries on the Effective Date, and identifies the registered owner, flag, official or patent number, as the case may be, the home port, class, location and operating status on the Effective Date, and, if chartered-in by Holdings or any of its Subsidiaries, the name and address of the owner of such chartered-in vessel.

            6.18 Labor Relations. Neither Holdings nor its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best of Holdings' or the Borrower's knowledge, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best of Holdings' or the Borrower's knowledge, threatened against Holdings or any of its Subsidiaries and (iii) no union representation petition existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

            6.19 Existing Indebtedness. Annex VII sets forth a true and complete list of all Indebtedness of Holdings and each of its Subsidiaries on the Effective Date and which is to remain outstanding after the Initial Borrowing Date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

            6.20  Citizenship.    The  Mortgagors  are qualified  to  own  and
operate the Mortgaged Rigs under the laws of the United States, the Republic of Panama and Australia, as may be applicable.

            6.21  Rig  Classification.   Each offshore  drilling rig  owned or
leased by Holdings and its Subsidiaries is classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, Inc. or another internationally recognized classification society reasonably acceptable to the Collateral Agent, free of any material outstanding requirements or recommendations, other than (i) with respect to any Mortgaged Rig, as permitted under the Mortgage relating thereto and (ii) with respect to any other rigs, such requirements or recommendations which if not cured by the owner thereof would not materially diminish such rig's value.

            SECTION 7. Affirmative Covenants. Holdings and the Borrower covenant and agree that on the Initial Borrowing Date and thereafter for so long as this Agreement is in effect (and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full):

            7.01 Information Covenants. Holdings and/or the Borrower will furnish to each Bank:

            (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, including the amount of Consolidated Capital Expenditures made during such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of Holdings and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, including the amount of Consolidated Capital Expenditures made during such period, and in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, all of which shall be unaudited, but certified by the chief financial officer or controller of Holdings, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Rig Status Report. As soon as available and in any event within 60 days after the end of the first three fiscal quarters of Holdings and within 90 days after the end of the fourth fiscal quarter, a report (in form satisfactory to the Administrative Agent) detailing
      (i)(A) the then current location of each of the offshore drilling rigs owned or leased by Holdings and its Subsidiaries, (B) the then current term of and parties to any contract of any such offshore drilling rig, and (C) the then current day rate with respect to any such contract and
      (ii) for the previous fiscal quarter, the average day rates and utili-zation for each such offshore drilling rig.

            (d) Forecast; etc. Not more than 60 days after the commencement of each fiscal year of Holdings, a forecast which includes an income statement, balance sheet and cash flow statement of Holdings and its Subsidiaries for each of the four fiscal quarters of such fiscal year, including a breakdown of revenues, operating expenses, utilizations and Consolidated Capital Expenditure assumptions for each offshore drilling rig owned or leased by Holdings and its Subsidiaries.

            (e) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of Holdings and/or the Borrower signed by its chief finan-cial officer, controller or other Authorized Officer in the form of Exhibit K to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations re-quired to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Section 8 as at the end of such fiscal period or year, as the case may be.

            (f) Notice of Default or Litigation. Promptly, and in any event within (x) three Business Days after Holdings or the Borrower obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and (y) ten Business Days after the Borrower obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against Holdings or the Borrower or any of their respective Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of Holdings, the Borrower or any Subsidiary Guarantor to perform its obligations hereunder or under any other Credit Document.

            (g) Auditors' Reports. Promptly upon receipt thereof and following such time as management shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to Holdings or the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of Holdings or the Borrower.

            (h)  Insurance  Report.   On  or before  each  anniversary of  the
      Initial Borrowing Date, a report from Holdings and/or the Borrower's independent maritime insurance broker as required by the Mortgages.

            (i) Annual Rig Valuation Report. At the time of the delivery of the financial statements provided for in Section 7.01(a), an updated rig valuation report from an Approved Shipbroker setting forth the current Market Value of each Mortgaged Rig.

            (j) SEC Reports. Promptly upon transmission thereof, copies of any material filings and registration with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts or all holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement).

            (k) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request.

            7.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of Holdings or the Borrower, officers and designated representatives of the Administrative Agent or the Required Banks, to the extent necessary, to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire.

            7.03 Insurance. In addition to any requirements set forth in the Mortgages, Holdings will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts with carriers of such insurance industry ratings, covering such risks and liabil-ities and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated insureds. Holdings will, and will cause each of its Subsidiaries to, furnish on the Initial Borrowing Date and annually thereafter to the Administrative Agent a summary of the insurance carried together with certificates of insurance and other evidence of such insurance.

            7.04 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries, provided that neither Holdings nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

            7.05 Consolidated Corporate Franchises. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, unless the failure to do so is not reasonably likely to have a Material Adverse Effect, provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

            7.06 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

            7.07  Good  Repair.  Except for  offshore drilling  rigs currently under or scheduled to be repaired or which have been damaged or have suffered a casualty as to which (within a reasonable period of time) Holdings and/or the Borrower have not made a determination whether to replace or repair, or if the determination to replace or repair has been made, as to which such replacement or repairs are being undertaken, subject to availability of equipment, materials and/or repair facilities, Holdings will, and will cause each of its Subsidiaries to, keep its properties and equipment used or useful in its business, in whomsoever's possession they may be, in good repair, working order and condition, normal wear and tear excepted, and, subject to
Section 8.02, see that from time to time there are made in such properties and equipment all necessary and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto to the extent and in the manner useful or customary for companies in similar businesses.

            7.08 End of Fiscal Years; Fiscal Quarters. Holdings will, for financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.09 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

            7.10  Earnings Concentration Account.  The Borrower shall maintain with Christiania Bank og Kreditkasse, Grand Cayman Branch, on terms substantially similar to those in effect prior to the Initial Borrowing Date, an account (the "Concentration Account") into which the Earnings of the Borrower and the Subsidiary Guarantors arising from the operation of the Mortgaged Rigs shall be deposited and maintained as cash collateral in accordance with the Security Agreement. Funds in the Concentration Account shall be released from time to time to the Borrower upon the Borrower's request (which request shall be implied by any withdrawal by the Borrower of funds from the Concentration Account), unless and until such time as the Administrative Agent, following the occurrence of an Event of Default, requires that said monies be held as security or applied by the Administrative Agent, for the benefit of itself and the Banks, as it may direct, whereafter the Borrower shall procure such funds and ensure that such funds are held as security or applied in accordance with the directions of the Administrative Agent.

            7.11 Additional Rig Valuations. At any time as may be requested by the Administrative Agent on behalf of the Required Banks (but in no event in excess of three times in any fiscal year of Holdings (without taking into account the right of Holdings or the Borrower to retain a second Approved Shipbroker in accordance with immediately succeeding sentence)) and at the expense of the Borrower, Holdings or the Borrower shall retain the Approved Shipbroker requested by the Administrative Agent to supply a written report setting forth the Market Value of each Mortgaged Rig at such time. Holdings or the Borrower may retain a second Approved Shipbroker of its own choosing at such time and at its own expense to supply a second written report setting forth the Market Value of such Mortgaged Rigs. Promptly upon receipt thereof Holdings and/or the Borrower shall deliver copies of each such report to the Banks.

            7.12 Further Assurances. (a) The Total Commitment shall be reduced in accordance with Section 3.03(f) if the following conditions are not satisfied (as determined in good faith by the Administrative Agent):

           (i) Mortgage. HRB Rig Corporation shall have duly authorized, executed and delivered a US Mortgage with respect to the C.E. Thornton, substantially in the form of Exhibit I-1 hereto and all actions necessary, desirable or otherwise reasonably requested by the Collateral Agent to provide the Security Trustee with a perfected first priority security interest in the C.E. Thornton shall have been taken.

          (ii) Evidence of Lien, etc. The Administrative Agent shall have received a certificate of the U.S. Coast Guard showing (or confirmation updating previously reviewed certificates and indicating) that the US Rig C.E. Thornton is registered in the ownership of HRB Rig Corporation, and subject to the Lien of the US Mortgage and free of all other Liens of record.

         (iii) Security Agreement. HRB Rig Corporation shall have executed and delivered a counterpart of the Security Agreement with respect to the earnings of and insurance maintained on the C.E. Thornton, together with:

                  (1) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the assignments purported to be created thereby;

                  (2) evidence that all other recordings and filings of, or with respect to, such assignment, and all other actions, as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the assignment intended to be created thereby have been completed (it being understood that UCC financing statements and termination statements shall be filed in the appropriate
            governmental  office  within   three  Business  Days  after   such
            assignment);

      and the Security Agreement shall be in full force and effect with respect to the Security Agreement Collateral relating to the C.E. Thornton.

            (b) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent or the Security Trustee, as the case may be, from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing state-ments, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral as the Collateral Agent or the Security Trustee, as the case may be, may reasonably require.

            (c) Holdings and the Borrower agree that each action required above by this Section 7.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Banks, provided that in no event shall Holdings or the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents or other actions from third parties with respect to its compliance with this Section 7.12.

            7.13   ERISA.  As  soon as possible  and, in any  event, within 10 days after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 of ERISA with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that Holdings, the Borrower or any Subsidiary may incur any material unrecognized liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request, Holdings or the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports, and any material notices received by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate from any governmental agency with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            SECTION 8. Negative Covenants. Holdings and the Borrower hereby covenant and agree that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            8.01 Changes in Business. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, materially alter the character of the business of Holdings and its Subsidiaries taken as a whole from that conducted at the Initial Borrowing Date (including any material expansion outside of the offshore contract drilling and production business), provided that this Section 8.01 shall not restrict the engaging in business ancillary to the offshore contract drilling and production business.

            8.02 Consolidation, Merger or Sale of Assets, etc. Holdings and the Borrower will not, and will not permit any of the Subsidiary Guarantors to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or substantially all of its property or assets or of any Collateral or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) (i) any Subsidiary of Holdings (other than the Borrower) may be merged or consolidated with or into, or be liquidated into, the Borrower (so long as the Borrower is the surviving corporation) or any Guarantor (so long as such Guarantor is the surviving corporation) and
      (ii) all or any part of the business, properties and assets of Holdings or any of its Subsidiaries (other than the Borrower) may be conveyed, leased, sold or transferred to the Borrower or any Guarantor or any Subsidiary of the Borrower or any Guarantors, provided that if any Collateral is transferred pursuant to this Section 8.02(a), Holdings and/or the Borrower shall provide the Administrative Agent with ten Business Days' notice prior to such transfer, and the Borrower or such Subsidiary, as the case may be, owning the Collateral after such transfer shall take all action reasonably requested by the Collateral Agent and/or the Security Trustee in respect of the continued priority and perfection of such Collateral;

            (b) Holdings may liquidate or dissolve or consolidate or merge into another entity, provided (i) Holdings is the successor or survivor in respect of such merger, and after giving effect thereto Holdings will be in full compliance with the terms of this Agreement and (ii) Standard & Poor's shall have affirmed in writing that such transaction will not impair Holdings' implied senior debt rating as such debt rating is in effect immediately prior to the announcement or consummation of such liquidation, dissolution, consolidation or merger;

            (c) other sales or dispositions of assets provided that (x) the Total Commitment shall be reduced as required by Section 3.03(c) in the case of the sale or disposition of assets constituting Collateral and
      (y) each such sale or disposition shall be in an amount at least equal to the fair market value thereof (as determined by the Board of Directors of the Borrower in the case of sales in excess of $20,000,000) and for proceeds consisting solely of not less than 100% cash in the case of assets constituting Collateral and (z) no such sale or disposition shall constitute the sale or disposition of all or substantially all of the combined assets of Holdings and its Subsidiaries taken together; and

            (d) other sales or dispositions of assets in each case to the extent the Required Banks have consented in writing thereto and subject to such conditions as may be set forth in such consent.

            To the extent any Collateral is sold or otherwise disposed of (to any Person other than Holdings and its Subsidiaries) as permitted by this
Section 8.02, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent, the Collateral Agent and the Security Trustee shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            8.03 Liens on Collateral; Arcade Drilling. Holdings will not permit Arcade to create, incur, assume or suffer to exist any Lien or assign any right to receive income, or file or permit the filing of any UCC Financing Statement or any other similar notice of Lien under any similar recording or notice statute, and Holdings and the Borrowers will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral, whether now owned or hereafter acquired, or sell any such Collateral subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien on any Collateral under any similar recording or notice statute; except that the following shall be permitted:

            (a) Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto, in accordance with GAAP, have been established;

            (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Collateral or materially impair the use thereof in the operation of the business of Holdings, the Borrower or any of their respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings (including the providing of bail), which proceedings have the effect of preventing the forfeiture or sale of the Collateral subject to such Lien or procuring the release of the Collateral subject to such Lien from arrest or detention;

            (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

            (d) Liens permitted under the express terms of the Mortgages or other Security Documents;

            (e) Liens existing on the Initial Borrowing Date and listed on Annex VIII, without giving effect to any subsequent extensions or renewals thereof;

            (f) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) to the extent not covered by insurance, so long as the obligations in connection therewith do not exceed $5,000,000 in the aggregate and otherwise in circumstances not constituting an Event of Default under Section 9.08;

            (g) any interest or title of a lessor or charterer under any lease or charter (i) in existence on the Initial Borrowing Date, (ii) among Holdings and/or any of its Subsidiaries or (iii) otherwise permitted by this Agreement; and

            (h) immaterial Liens on any Real Property of Holdings or any of its Subsidiaries.

            8.04 Indebtedness of Arcade. Holdings will not permit Arcade to contract, create, incur, assume or suffer to exist any Indebtedness, except:

           (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Indebtedness of Arcade existing on the Effective Date to the extent the same is listed on Annex VII, but no refinancings or renewals thereof;

         (iii) Indebtedness evidenced by Capitalized Lease Obligations so long as the aggregate principal amount of Capitalized Lease Obligations outstanding at any time pursuant to this Section 8.04 does not exceed $1,000,000 in the aggregate; and

          (iv)  Indebtedness subject to Liens permitted under Section 8.03(e).

            8.05 Dividends; Restrictions on Subsidiaries, etc. (a) Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends (i) payable solely in capital stock of Holdings or rights in respect thereof or (ii) constituting spin-offs of divisions or direct or indirect operating subsidiaries of Holdings (other than Arcade and the Borrower and their direct or indirect Subsidiaries) or return any capital to, the stockholders of Holdings or authorize or make any other distribution, payment or delivery of property or cash to the stockholders of Holdings as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of the capital stock of Holdings now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by Holdings with respect to its capital stock) (all of the foregoing "Dividends"), except that:

           (i) Holdings may redeem or repurchase common stock of Holdings (or options to purchase such common stock) from (1) present or former officers, employees and directors of Holdings, the Borrower, or any of their Subsidiaries (or their estates) upon the death, permanent disabil-ity, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan, or (2) stockholders of Holdings so long as the purpose of such purchase is to acquire common stock of Holdings for reissuance to new officers, employees and directors (or their estates) of Holdings, the Borrower or any of their respective Subsidiaries to the extent so reissued within 12 months of any such purchase, provided that in all such cases (x) no Default or Event of Default is then in existence or would arise therefrom, (y) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed $15,000,000 plus proceeds of key man life insurance used for the purpose of repurchasing such common stock owned by such Person and, provided further, that in the event that Holdings sub-sequently resells to any member of its, or any Subsidiary's management, any shares redeemed or repurchased pursuant to this clause (i), the amount of repurchases Holdings may make from officers, employees and directors pursuant to this clause (i) shall be increased by an amount equal to any cash received by Holdings upon the resale of such shares;

          (ii) Holdings may pay or make Dividends on (i) existing Class A common stock (up to a maximum of $100 per annum) and (ii) any issue of preferred stock whether now existing or hereafter issued; and

         (iii) so long as no Default or Event of Default exists or would result therefrom, Holdings shall be permitted to pay or make Dividends in an amount not to exceed 50%, in the aggregate, of Consolidated Net Income on a cumulative basis beginning October 1, 1996.

            (b) Holdings and the Borrower will not, and will not permit any of the Subsidiary Guarantors to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary Guarantor to (a) pay dividends or make other dis-tributions or pay any Indebtedness owed to the Borrower or any Subsidiary Guarantor, or (b) make loans or advances to the Borrower or any Subsidiary Guarantor, (c) transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (B) the ability of the Borrower or any other Subsidiary Guarantor of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

           (i) this Agreement and the other Credit Documents;

          (ii) applicable law;

         (iii) customary   non-assignment  provisions  entered   into  in  the
      ordinary course of business and consistent with past practices;

          (iv) any restriction or encumbrance with respect to a Subsidiary Guarantor imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary Guarantor, so long as such sale or disposition is permitted under this Agreement; and

           (v) Permitted Liens and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

            8.06 Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) employment arrangements entered into in the ordinary course of business with officers of Holdings and its Subsidiaries, (ii) customary fees paid to members of the Board of Directors of Holdings and of its Subsidiaries, (iii) capital contributions made by Holdings to the Borrower, (iv) all transactions between or among Holdings and its Subsidiaries, (v) all immaterial transactions with the officers or members of the Board of Directors of Holdings or its Subsidiaries and (vi) all immaterial transactions with Affiliates.

            8.07 Vessel Management; Registry. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, (i) change the overall management of any of the Mortgaged Rigs from Holdings or any of its Subsidiaries or (ii) change the national registry of any Mortgaged Rig.

            8.08 Coverage Ratio. Holdings will not permit the ratio of (i) Consolidated EBITDAR to (ii) the sum of Consolidated Interest Expense plus Consolidated Rent Expense for any period of four consecutive fiscal quarters of Holdings (taken as one accounting period) to be less than 2.50:1.00.

            8.09 Working Capital. Holdings will not permit Working Capital on the last day of any fiscal quarter of Holdings to be less than $0 if Working Capital was less than $0 on the last day of the immediately preceding fiscal quarter.

            8.10  Leverage Ratio.  Holdings will not permit the Leverage Ratio
(i) at the end of any fiscal quarter ending prior to the date which is three years after the date of this Agreement to be greater than 0.50:1.00 and (ii) at the end of any fiscal quarter ending thereafter to be greater than 0.40:1.00.

            8.11 Collateral Maintenance. (a) Holdings shall not permit the Market Value of the Mortgaged Rigs at any time to be less than 1.6 times the Total Commitment in effect from time to time.

            (b) Holdings will not (i) permit its percentage ownership of the total capital stock of Arcade at any time to be reduced below 74.4% or (ii) pledge any Arcade shares now held or hereafter acquired by Holdings or any of its Subsidiaries to any Person other than the Collateral Agent.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans and such default shall continue for two or more Business Days or (ii) default, and such default shall continue for three or more Business Days after notice by the Administrative Agent or the Required Banks, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.03 Covenants. Holdings or the Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.08 or Section 8 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) con-tained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Banks; or

            9.04 Default Under Other Agreements. (a) Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or per-formance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition results in acceleration or the renegotiation of the material payment terms of any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate principal amount of such Indebtedness in default exceeds $5,000,000 at any one time; or

            9.05 Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries; or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dis-solution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of their respective Subsidiaries; or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries any such case or proceeding which remains undismissed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

            9.06 Security Documents. (i) Any Security Document shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent or the Security Trustee, as the case may be, the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or the Security Trustee, as the case may be, or (ii) any Credit Party shall default in any respect in the due per-formance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (unless such default creates an Event of Default under clause (i) above) shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Banks; or

            9.07 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligation thereunder, or any Guarantor shall default in the observance of any term, covenant or agreement on its part to be performed or observed pursuant thereto and such default (other than any default arising from a failure to make any payment thereunder) shall continue unremedied for a period of at least 30 days after notice to the Borrower by the Administrative Agent or the Required Banks; or

            9.08 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any other Credit Party involving a liability of $1,000,000 or more in the case of any one such judgment or decree and $5,000,000 or more in the aggregate for all such judgments and decrees for Holdings, the Borrower and the other Credit Parties (not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            9.09 Citizenship. Any Mortgagor shall cease to be qualified to own and operate the Mortgaged Rigs under the laws of the United States, the Republic of Panama or Australia, as may be applicable; or

            9.10 Employee Benefit Plans. (a)(i) A contribution required to be made with respect to any (x) employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary or an ERISA Affiliate or (y) Foreign Pension Plan has not been timely made or (ii) Holdings or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, will have a Material Adverse Effect; or

            9.11  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically  without the giving of any such  notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission or any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in
Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any amounts held as cash collateral pursuant to Section 4.02 or this Section 9 to repay Obligations.

            SECTION  10.  Definitions.  As  used  herein, the  following  terms shall  have  the  meanings  herein  specified  unless  the  context  otherwise
requires.   Defined terms  in  this Agreement  shall include  in the  singular number the plural and in the plural the singular:

            "Adjusted Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted Percentage and the Adjusted Total Commitment.

            "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceeds the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the pre-ceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Loans of all Non-Defaulting Banks plus
(ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equalling such Bank's Commitment at such time.

            "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

            "Affected  Eurodollar Loan"  shall  have the  meaning provided  in
Section 4.02(B).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

            "Applicable Eurodollar Margin" shall be equal to the percentage per annum set forth below opposite Holdings' applicable Leverage Ratio, as calculated for the last day of the fiscal quarter last ended; provided that, in the event a change in the Applicable Eurodollar Margin is to be made, such change shall not become effective until the date on which the Administrative Agent receives written notice from the Borrower indicating that such change is warranted:


                                                   Applicable
               Leverage Ratio                  Eurodollar Margin

            Equal to or less than
              0.25:1.00                        0.65% per annum

            Greater than 0.25:1:00             0.85% per annum.

            "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

            "Approved  Company"  shall  have   the  meaning  provided  in  the
definition of "Cash Equivalents."

            "Approved Shipbroker" shall mean each of the first-class, international, independent, sale-and-purchase Shipbrokers of offshore drilling units listed on Annex IX, as such Annex may be revised from time to time at the request of the Required Banks with the consent of the Borrower, which consent shall not be unreasonably withheld.

            "Arcade" shall mean Arcade Drilling AS, a Norwegian Corporation.

            "Arcade Rigs" shall have the meaning provided in Section 3.03(e).

            "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

            "Australian Rig" shall mean the offshore drilling vessel Ron Tappmeyer.

            "Authorized Officer" shall mean any officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or the Borrower.

            "Bank" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.04(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

            "Bankruptcy Code" shall have the meaning provided in Section 9.05.

            "Base Rate" shall mean the higher of (i) the Administrative Agent's Prime Rate, and (ii) 0.50% per annum above the Federal Funds Effective Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of one Type of Loan pursuant to the Facility by the Borrower from all of the Banks with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered included in any related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the Cities of New York and/or London a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting princi-
ples) and the amount of Capitalized Lease Obligations incurred by such Person.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and
(v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any Subsidiary from such Collateral Disposition.

            "CBK" shall mean Christiania Bank og Kreditkasse, New York Branch.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

            "Change of Control" shall mean (a) Holdings shall at any time cease to own 100% of the capital stock of the Borrower or, directly or indirectly, any Subsidiary Guarantor, (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdings or (c) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Security Agreement Collateral, the Pledged Stock as defined in the Pledge Agreement, the "Rig" as defined in each of the Mortgages and any cash collateral delivered to the Collateral Agent pursuant to this Agreement.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks.

            "Collateral Disposition" shall mean (i) the sale, transfer or other voluntary disposition by the Borrower or any Guarantor to any Person other than the Borrower or any Guarantor of any asset of the Borrower or such Guarantor constituting Collateral or (ii) any Total Loss of any Mortgaged Rig.

            "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

            "Commitment  Commission"  shall  have   the  meaning  provided  in
Section 3.01(a).

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of Holdings and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to "drilling and other property and equipment" provided further, that Consolidated Capital Expenditures shall only include the amount thereof actually paid in cash during such period.

            "Consolidated Current Assets" shall mean, the current assets of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, including cash and Cash Equivalents.

            "Consolidated Current Liabilities" shall mean, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding (i) the current portion under the Holdings Convertible Debentures and (ii) the current liability associated with the required repayment of Loans in connection with the Scheduled Commitment Reduction occurring on the Maturity Date.

            "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) loss-es on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDAR" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense and (iv) Consolidated Rent Expense, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Funded Indebtedness" shall mean, all Indebtedness of Holdings and its Subsidiaries calculated on a consolidated basis in accordance with GAAP; provided that with respect to calculations made pursuant to Section
8.10 only, Funded Debt shall exclude up to $200,000,000 of unsecured subordinated debt issued by Holdings in one or more public offerings following the Initial Borrowing Date, which shall (i) mature after the Maturity Date,
(ii) not have any principal payments prior to the Maturity Date, and (iii) be explicitly subordinated to this Facility.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases) of Holdings and its Subsidiaries in accordance with GAAP on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

            "Consolidated Net Worth" shall mean, at any time, shareholders equity (excluding treasury stock) of Holdings and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

            "Consolidated Rent Expense" shall mean for any period, the rent expense of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP.

            "Contingent  Obligations"   shall  mean  as  to   any  Person  any
obligation  of  such  Person  guaranteeing  or  intending  to   guarantee  any
Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and each Guaranty and any documents executed in connection therewith.

            "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

            "Credit  Party"  shall  mean   Holdings,  the  Borrower  and  each
Subsidiary Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Dividends" shall have the meaning provided in Section 8.05.

            "Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement.

            "Earnings" shall  have the  definition provided   in the  Security
Agreement.

            "Effective Date" shall have the meaning provided in Section 12.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933).

            "Employee Benefit Plan" shall have the meaning provided in Section 5.06(i).

            "Employment Agreements" shall have the meaning provided in Section 5.06(vi).

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation,
(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limita-tion, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. 7401 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq. and any applicable state and local or foreign counterparts or equiv-alents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amend-atory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary would be deemed to be a "single employer" (i) within the meaning of Sections 414(b), (c), (m) and (o) of the Code or (ii) as a result of Holdings or any Subsidiary being or having been a general partner of such person.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Loan, the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such period at or about 11:00 A.M. (London time) on the second London Banking Day before the first day of such period as is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which the Eurodollar Rate is to be determined for a period equivalent to such period by prime banks in the London Interbank Market at or about 11:00 A.M. (London time) on the second Banking Day before the first day of such period.

            "Event of Default" shall have the meaning provided in Section 9.

            "Existing Credit Agreements" shall mean the Credit Agreement, dated as of April 30, 1996, by and among Holdings, the Borrower, various lending institutions, Credit Lyonnais, New York Branch, as Co-Agent and Christiania Bank og Kreditkasse, as Agent, and the Loan Agreement, dated as of May 25, 1995, by and among The CIT Group/Equipment Financing, Inc., Reading & Bates Offshore, Limited and Holdings.

            "Existing Indebtedness" shall have the meaning provided in Section 6.19.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.06.

            "Existing  Letter of  Credit" shall  have the meaning  provided in
Section 2.01(a).

            "Facility" shall mean the credit facility established under this Agreement, evidenced by the Total Commitment.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Guaranteed Obligations" shall mean all obligations of the Borrower to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and lia-bilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower.

            "Guarantor" shall mean each Subsidiary Guarantor and Holdings.

            "Guaranty" shall mean the guaranty of Holdings pursuant to Section 13 hereof and the Subsidiaries Guaranty.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Convertible Debentures" shall mean Holdings' 8% Senior Subordinated Convertible Debentures due December 1998.

            "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of Holdings, the Borrower and/or their respective Subsidiaries to the extent such guaranteed obligations are permitted under this Agreement); provided that Indebtedness shall not include
(x) trade payables and accrued expenses, in each case arising in the ordinary course of business and (y) Indebtedness of a direct or indirect Subsidiary of Holdings (the "Relevant Subsidiary"), of which neither Holdings, nor the Borrower, nor any of their Subsidiaries other than the Relevant Subsidiary is liable or obligated in any manner.

            "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

            "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect any Credit Party against interest rate risk.

            "L/C Supportable Obligations" shall mean such obligations of the Borrower, the Guarantors or their Subsidiaries (other than obligations in respect of Indebtedness) as are not inconsistent with the policies of the Letter of Credit Issuer.

            "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of  Credit" shall  have  the meaning  provided in  Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter  of   Credit  Issuer"  shall  mean   Christiania  Bank  og
Kreditkasse, New York Branch.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter  of Credit  Request" shall  have  the meaning  provided in
Section 2.02(a).

            "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Funded Indebtedness on such date to Total Capitalization on such date.

            "Lien" shall mean any mortgage, pledge, security interest, security title, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) other than arising from an event constituting a Total Loss.

            "Loan" shall have the meaning provided in Section 1.01.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Market Value" shall mean as of any date of calculation the value as of such date of any offshore drilling rig or other vessel provided in the most recent valuation report delivered in connection with Section 5.15(ii) and
Section 7.11, or in the case two reports have been supplied as of such date, the arithmetic mean of the values provided in such reports.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower or Holdings and its Subsidiaries taken as a whole.

            "Maturity Date" shall mean the date that is the fifth anniversary of the Effective Date.

            "Minimum Borrowing Amount" shall mean $1,000,000.

            "Mortgage" shall have the meaning provided in Section 5.13(b).

            "Mortgaged  Rigs"   shall  mean  and  include  the  US  Rigs,  the
Panamanian Rigs and the Australian Rig.

            "Mortgagor" shall mean each Credit Party party to a Mortgage.

            "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

            "Note" shall have the meaning provided in Section 1.05(a).

            "Notice of Borrowing"  shall have the meaning  provided in Section
1.03.

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent at 11 West 42nd Street, 7th Floor, New York, New York 10036 or such other office as the Administrative Agent may designate to the Borrower from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Panamanian Mortgage" shall have the meaning provided in Section 5.13(a).

            "Panamanian Rigs" shall mean the offshore drilling vessels Charley Graves, J.W. McLean, and Rig 41.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent at 11 West 42nd Street, 7th Floor, New York, New York 10036 or such other office as the Administrative Agent may designate to the Borrower from time to time.

            "PBGC"  shall  mean  the  Pension  Benefit  Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Percentage" shall mean for each Bank the percentage obtained by dividing such Bank's Commitment by the Total Commitment, provided that if the Total Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

            "Permitted Liens" shall mean Liens described in Section 8.03(a) through (g).

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate.

            "Pledge  Agreement" shall  have  the meaning  provided in  Section
5.17.

            "Prime Rate" shall mean the rate which CBK announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

            "Projections" shall have the meaning set forth in Section 6.10(d).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Register" shall have the meaning provided in Section 12.16.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Relevant Subsidiary" shall have the meaning provided in the definition of Indebtedness.

            "Replaced Bank" shall have the meaning provided in Section 1.12.

            "Replacement  Bank" shall  have  the meaning  provided in  Section
1.12.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or
 .20 of PBGC Regulation Section 2615.

            "Required Banks" shall mean Non-Defaulting Banks whose outstanding Commitments (or, if after the Total Commitment has been terminated, out-standing Loans and Adjusted Percentage of Letter of Credit Outstandings) con-stitute greater than 50% of the Adjusted Total Commitment (or, if after the Total Commitment has been terminated, the total outstanding Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total Letter of Credit Outstandings at such time).

            "Scheduled Commitment Reduction" shall have the meaning provided in Section 3.03(b).

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning set forth in the Security Documents.

            "Security Agreement"  shall have  the meaning provided  in Section
5.11.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security  Documents"   shall  mean   and  include   the  Security
Agreement, the Pledge Agreement and each Mortgage.

            "Security Trustee" shall mean Christiania Bank og Kreditkasse, New York Branch, as trustee for the Banks with respect to the U.S. Mortgages, and any successor trustee appointed in accordance with the terms hereof.

            "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

            "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower which owns a Mortgaged Rig and executes the Subsidiary Guaranty.

            "Subsidiary Guaranty"  shall have the meaning  provided in Section
5.12.

            "Substitute  Basis" shall  have  the meaning  provided in  Section
1.09(b).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Total Capitalization" shall mean, at any time, the sum of Consolidated Funded Indebtedness and Consolidated Net Worth at such time.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Loss" shall mean any "Total Loss" as defined in any Mortgage.

            "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans at such time plus the Letter of Credit Outstandings at such time.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid  Drawing"  shall  have  the meaning  provided  in  Section
2.03(a).

            "Unutilized Commitment" for  each Bank, shall  mean the excess  of
(i) the Commitment of such Bank over (ii) the sum of (x) the aggregate out-standing principal amount of Loans made by such Bank plus (y) an amount equal to such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of U.S. Dollars necessary to purchase the amount of the relevant currency at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

            "U.S. Dollars" shall mean freely transferable lawful money of the United States.

            "US Mortgage" shall have the meaning provided in Section 5.13(a).

            "US Rigs" shall mean the offshore drilling vessels Jack Bates, D.R. Stewart, W.D. Kent, F.G. McClintock, Randolph Yost, J.T. Angel, Roger W. Mowell, Harvey H. Ward, George H. Galloway and C.E. Thornton.

            "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares or shares held by a nominee or in trust for such Person, is owned directly or indirectly by such Person.

            "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities exclusive of the Holdings Convertible Debentures.

            "Written"  or  "in  writing"  shall  mean   any  form  of  written
communication or a communication by means of telex or facsimile transmission.

            SECTION 11.  The Administrative Agent and the Security Trustee.

            11.01 Appointment of the Administrative Agent and the Security Trustee. (a) The Banks hereby designate Christiania Bank og Kreditkasse, New York Branch as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or Affiliates.

            (b) Each of the Banks irrevocably appoints Christiania Bank og Kreditkasse, New York Branch as security trustee solely for the purpose of holding legal title to the Mortgages of each of the U.S. Rigs on behalf of the Banks with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Banks or any of them or for the benefit thereof under or pursuant to the US Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Bank in the US Mortgages), (ii) all moneys, property and other assets paid or transferred to or vested in any Bank or any agent of any Bank or received or recovered by any Bank or any agent of any Bank pursuant to, or in connection with, the US Mortgages, whether from the Borrower or any Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Bank or any agent of any Bank in respect of the same (or any part thereof). CBK hereby accepts such appointment as security trustee.

            (c) For purposes of this Section 11, the term "Administrative Agent" shall include CBK in its capacity as Collateral Agent, Administrative Agent and Security Trustee.

            11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and issuance and/or participation in Letters of Credit and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of Holdings and its Subsidi-aries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a con-tinuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connec-tion herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or re-fraining from acting hereunder or under any other Credit Document in accor-dance with the instructions of the Required Banks.

            11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for Holdings and/or the Borrower).

            11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            11.07  The Administrative Agent in Its Individual  Capacity.  With
respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not per-forming the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Holdings or its Subsidiaries or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings or any of its Subsidiaries for services in connec-tion with this Agreement and otherwise without having to account for the same to the Banks.

            11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Personwho, at the time of making such re-quest or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pur-suant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            SECTION 12.  Miscellaneous.

            12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case and special maritime counsel Watson, Farley & Williams) and of the Administrative Agent and the Collateral Agent and, after the occurrence and during the continuance of an Event of Default, each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the actual reasonable fees and disbursements of counsel for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent or Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, whether initiated by the Borrower or any other Person, including, without limitation, the actual reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property, offshore drilling rig, facility or location at any time owned or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any Real Property, offshore drilling rig, facility or location at any time owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property, offshore drilling rig, facility or location at any time owned or operated by Holdings or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, offshore drilling rig, facility or location, or any Environmental Claim asserted against Holdings, any of its Subsidiaries, or any Real Property, offshore drilling rig, facility or location at any time owned or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other pro-ceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indem-nify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby autho-rized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, lia-bilities or claims, or any of them, shall be contingent or unmatured.

            12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, if to Holdings or its Subsidiaries, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may, prior to receipt of written confirmation, act with-out liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

            12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the Scheduled Commitment Reductions shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default or of a manda-tory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or sub-stantially all of the Collateral or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

            (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations here-under to its Affiliate or to another Bank, and (y) with the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its outstanding Commitment and its rights and obligations hereunder to one or more Eligible Transferees. No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assign-ing Bank and the assignee Bank executing an Assignment and Assumption Agreement. In the event of any such assignment (x) to a commercial bank or other financial institution not previously a Bank hereunder, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 and (y) to a Bank, either the assigning or assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $1,500, and at the time of any assignment pursuant to this
Section 12.04(b), (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, and
(ii) if any such assignment occurs after the Initial Borrowing Date, if requested by the assigning Bank and the assignee Bank, the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05. Each Bank and the Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause (b) shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

            (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require Holdings or the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

            (d) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

            12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or any of its Subsidiaries and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on Holdings or any of its Subsidiaries in any case shall entitle Holdings or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of the Borrower or any other Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower or any other Credit Party, respectively, to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks), provided that (x) except as otherwise specifically provided herein, all computations determining compli-ance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1995 historical financial statements of Holdings delivered to the Banks pursuant to
Section 6.10(b) and (y) that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation work-sheets.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

            12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER LOCATED OUTSIDE NEW YORK CITY AND BY HAND DELIVERY TO THE BORROWER LOCATED WITHIN NEW YORK CITY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

            (b) HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) affected thereby, (i) extend the Maturity Date (it being understood that any waiver of the application of any prepayment of the Loans or the method of application of any prepayment to the Scheduled Commitment Reductions, shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, (ii) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, Default or Event of Default shall not constitute a change in the terms of any Commitment of any
Bank), (iii) release or permit the release of (x) any Mortgaged Rig from the Lien of the respective Security Documents or (y) the Guaranty of Holdings pursuant to Section 13 or the Guaranty of any Subsidiary Guarantor so long as such Subsidiary Guarantor continues to own any Mortgaged Rig (except, in the case of both (x) and (y) above, as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section 12.12,
(v) reduce the percentage specified in the definition of Required Banks (it being understood and agreed that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of Required Banks on substantially the same basis as the Commitments (and related extensions of credit) are included on the Effective
Date), (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (vii) waive, change the timing or amount of, or extend any mandatory reduction in the Total Commitment including, without limitation, a Scheduled Commitment Reduction. No provision of Sections 2 or 11, or any other provisions relating to the Letter of Credit Issuer or the Administrative Agent may be modified without the consent of the Administrative Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termi-nation; provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to Section 12.12(a)(ii).

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or Affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(a)) to the extent not otherwise applicable to such Bank prior to such transfer.

            12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking prac-tices and in any event may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or participation therein (so long as such transferee or participant agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or represen-tative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by Holdings or any Subsidiary.

            12.16 Registry. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and regis-tration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

            SECTION 13.  Holdings Guaranty.

            13.01 The Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as prim-ary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the
Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, on order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

            13.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.05, and unconditionally and irrevoc-ably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States. Holdings' guaranty of the payment of any and all of the Guaranteed Obligations hereunder shall constitute a guaranty of payment, and not of collection.

            13.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissol-ution, termination or increase, decrease or change in personnel by the Bor-rower, or (e) any payment made to the Administrative Agent or the Secured Creditors on the indebtedness which the Administrative Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reor-ganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            13.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

            13.05 Waiver of Notice, etc. Holdings hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent, any Bank, the Letter of Credit Issuer, the Collateral Agent or the Security Trustee against, and any other notice to, any party liable thereon (including Holdings, any other guarantor or the Borrower).

            13.06 Authorization. Holdings authorizes the Administrative Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 13.

            13.07 Reliance. It is not necessary for the Administrative Agent or the Secured Creditors to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.08 Subordination. Any of the indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Administrative Agent and the Secured Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guar-anty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            13.09 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Secured Creditors' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense aris-ing out of any such election by the Administrative Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

            (b)  Holdings  waives all  presentments, demands  for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Administrative Agent and the Secured Creditors shall have no duty to advise Holdings of information known to them regarding such circum-stances or risks.


                         *             *            *


                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:                      READING & BATES CORPORATION

901 Threadneedle
Suite 200                     By
Houston, Texas  77079              Name:
Attn:  General Counsel             Title:
Telephone:  (713) 496-5000
Facsimile:  (713) 496-0285


                              READING & BATES DRILLING CO.



                              By
                                   Name:
                                   Title:


                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH,
                              Individually  and as Administrative Agent



                              By
                                   Name:
                                   Title:


                              By
                                   Name:
                                   Title:


                              BANQUE INDOSUEZ,
                              Individually and as Documentation Agent



                              By
                                   Name:
                                   Title:


                              CREDIT LYONNAIS NEW YORK BRANCH,
                              Individually and as Documentation Agent



                              By
                                   Name:
                                   Title:


                              SKANDINAVISKA ENSKILDA BANKEN AB (publ.),
                              Individually and as Co-Manager



                              By
                                   Name:
                                   Title:


                              THE FUJI BANK LIMITED,
                              Individually and as Co-Manager



                              By
                                   Name:
                                   Title:

                              BANK AUSTRIA



                              By
                                   Name:
                                   Title:


                              THE BANK OF TOKYO-MITSUBISHI LTD.



                              By
                                   Name:
                                   Title:


                              MEESPIERSON N.V.



                              By
                                   Name:
                                   Title:


                              SANWA BANK



                              By
                                   Name:
                                   Title:


                              FIRST NATIONAL BANK OF COMMERCE



                              By
                                   Name:
                                   Title:


                              THE SUMITOMO BANK LIMITED



                              By
                                   Name:
                                   Title:



                                                                     ANNEX I



                                      COMMITMENTS

                            Bank                         Commitment

                Christiania Bank                         $65,000,000
                Banque Indosuez                          $35,000,000
                Credit Lyonnais                          $35,000,000
                Skandinaviska Enskilda                   $32,000,000
                Fuji Bank                                $32,000,000
                Bank Austria                             $18,500,000
                Bank of Tokyo-Mitsubishi                 $18,500,000
                Mees Pierson                             $18,500,000
                Sanwa Bank                               $18,500,000
                First NBC                                $13,500,000
                Sumitomo Bank                            $13,500,000
                      Total                             $300,000,000


                                                                     ANNEX II


                                    BANK ADDRESSES



Christiania Bank og Kreditkasse,        11 West 42nd Street
New York Branch                         7th Floor
                                        New York, NY  10036
                                        Attn:  Hans Chr. Kjelsrud
                                        Tel. No.:  (212) 827-4800
                                        Fax No.:   (212) 827-4888


Credit Lyonnais                         1000 Louisiana
New York Branch                         Suite 5360
                                        Houston, Texas  77002
                                        Attn:  Diane Scott
                                        Tel. No.:  (713) 751-0500
                                        Fax No.:  (713) 751-0307


Banque Indosuez                         Representative Office Norway
                                        Ruselokkveien 6
                                        0120 Oslo, Norway
                                        Attn:  Mr. Bjorn Hundevadt-Gulbrandsen
                                               Mr. Hans Jorgen Wibstad
                                        Tel. No.: 011 47 22 83 30 50
                                        Fax No.:  011 47 22 83 30 55


Mees Pierson                            Camomile Court
                                        23 Camomile Street
                                        London EC3A 7PP
                                        Attn:  Harris Antoniou
                                        Tel. No.: 44 171 444 8789
                                        Fax No.:  44 171 444 8810


The Fuji Bank Limited                   Houston Agency
                                        1 Houston Center, Suite 4100
                                        1221 McKinney Street
                                        Houston, TX  77010
                                        Attn:  Mark E. Polasek
                                        Tel. No.: (713) 650-7863 or
                                                  (713) 759-1800
                                        Fax No.:  (713)759-0048

First National Bank of Commerce         210 Baronne Street
                                        P.O. Box 60279
                                        New Orleans, LA  70160-0279
                                        Attn:  Joshua C. Cummings
                                               Mr. Jesse Shannon
                                               Anthony Restell
                                        Tel. No.: (504) 561-1361
                                        Fax No.:  (504) 561-1316


Sanwa Bank                              Dallas Agency 1
                                        220 Ross Avenue
                                        Suite 4100W
                                        Dallas, TX  75201
                                        Attn:  Matt Patrick
                                               Erik Reimer
                                        Tel. No.: (214) 744-555
                                                  (214) 665-0243
                                        Fax No.:  (214) 741-6535


Bank Austria                            565 Fifth Avenue
                                        New York, NY  10017
                                        Attn:  Paul H. Deerin
                                               Jonathan Bakker
                                        Tel. No.: (212) 880-1033
                                                  (212) 880-1074
                                        Fax No.:  (212) 880-1040


Skandinaviska Enskilda Banken AB        Rosenkrantz GT 22
                                        Box 1843 Vika
                                        N-0123 Oslo, Norway
                                        Attn:  Bjarte Boe
                                               Snorre Krogstad
                                        Tel. No.: 47 22 82 70 04
                                                  47 22 82 70 05
                                        Fax No.:  47 22 82 71 11

The Bank of Tokyo-Mitsubishi Ltd.       Houston Agency
                                        1100 Louisiana, Suite 2800
                                        Houston, TX  77002
                                        Attn:  Deanna Breland
                                        Tel. No.: (713) 655-3810
                                        Fax No.:  (713) 65-0116


The Sumitomo Bank Limited               Houston Agency
                                        700 Louisiana Street, Suite 1750
                                        Houston, TX  77002
                                        Attn: Robert Johnson
                                              William R. McKown
                                        Tel. No.: (713) 238-8235
                                        Fax No.:  (713) 759-0020